As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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UNIFI, INC.

(Exact name of registrant as specified in its charter)

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New York	11-2165495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina 27410
(Address of Principal Executive Offices)(Zip Code)

_________________

Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan

(Full title of the plan)

_________________

Gregory K. Sigmon

General Counsel

Corporate Secretary

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Name and address of agent for service)

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(336) 294-4410

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Daniel L. Johnson, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.10 per share	850,000 shares	$17.33	$14,730,500	$1,607.10

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on December 18, 2020.

EXPLANATORY NOTE

The registrant is filing this registration statement on Form S-8 to register 850,000 shares of its common stock which have been reserved for issuance under the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (the “Plan”).  The Plan was adopted by the board of directors of the registrant on September 10, 2020, subject to approval by the registrant’s shareholders.  At the registrant’s annual meeting of shareholders held on October 29, 2020, its shareholders approved the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by the registrant with the Commission (File No. 001-10542) are incorporated by reference in this registration statement:

•	the registrant’s Annual Report on Form 10-K for the fiscal year ended June 28, 2020;

•	the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2020;

•	the registrant’s Current Reports on Form 8-K filed on August 5, 2020* and November 2, 2020*; and

•

the description of the registrant’s common stock contained in Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, including any amendment or report filed for the purpose of updating such description.

*	Information “furnished” in this Current Report on Form 8-K pursuant to Item 2.02 or Item 7.01 and any exhibits “furnished” in connection therewith are not incorporated by reference herein.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of Form 8-K and any exhibits related thereto, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the registrant’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and Amended and Restated By-laws, as amended (the “Amended and Restated By-laws), and the Business Corporation Law of the State of New York (the “NYBCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation, the Amended and Restated By-laws and the NYBCL.

Section 722 of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or she, his or her testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.  Section 721 of the NYBCL provides that the indemnification and advancement of expenses granted pursuant to, or provided by, the NYBCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

The Restated Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages for breach of duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NYBCL.  The Amended and Restated By-laws provide that the registrant shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a director, officer or employee of the registrant, or is or was serving at the request of the registrant as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the NYBCL, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that subject to certain exceptions relating to proceedings seeking to enforce rights to indemnification, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors.  The Amended and Restated By-laws further provide that the right to indemnification conferred therein shall be a contract right and shall include the right to be paid by the registrant expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding, shall be made only upon delivery to the registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Amended and Restated By-laws or otherwise.

Section 726 of the NYBCL permits a corporation to purchase and maintain insurance to indemnify the corporation, directors and officers.  The registrant maintains directors’ and officers’ liability insurance for its directors and officers, as permitted in the Amended and Restated By-laws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Unifi, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 31, 2016 (File No. 001-10542)).
4.2	Amended and Restated By-laws of Unifi, Inc., as of October 26, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed October 31, 2016 (File No. 001-10542)).
4.3

Declaration of Amendment to the Amended and Restated By-laws of Unifi, Inc., effective April 30, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed May 1, 2019 (File No. 001-10542)).

5.1*	Opinion of Moore & Van Allen PLLC.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages to this registration statement).
99.1	Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed November 2, 2020 (File No. 001-10542)).

*	Filed herewith.
Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 21st day of December, 2020.

UNIFI, INC.

By:	/s/ EDMUND M. INGLE
Edmund M. Ingle
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above-named registrant, by his or her execution hereof, hereby constitutes and appoints Edmund M. Ingle and Gregory K. Sigmon, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of December, 2020:

Signature	Title
/s/ EDMUND M. INGLE Edmund M. Ingle	Chief Executive Officer and Director (Principal Executive Officer)
/s/ CRAIG A. CREATURO Craig A. Creaturo	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT J. BISHOP Robert J. Bishop	Director
/s/ ALBERT P. CAREY Albert P. Carey	Executive Chairman
/s/ THOMAS H. CAUDLE, JR. Thomas H. Caudle, Jr.	Director
/s/ ARCHIBALD COX, JR. Archibald Cox, Jr.	Lead Independent Director

/s/ JAMES M. KILTS James M. Kilts	Director
/s/ KENNETH G. LANGONE Kenneth G. Langone	Director
/s/ SUZANNE M. PRESENT Suzanne M. Present	Director
/s/ EVA T. ZLOTNICKA Eva T. Zlotnicka	Director